Exhibit 99.(a)(1)(C)

Notice of Guaranteed Delivery

(Not to be Used for Signature Guarantee)

for

Offer to Purchase for Cash

Up to 26,000,000 Shares of its Common Stock

(Including the Associated Series A Junior Participating Preferred Stock Purchase Rights)

At a Purchase Price of $45.00 Per Share

by

ENGELHARD CORPORATION

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL

EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
JUNE 5, 2006, UNLESS ENGELHARD EXTENDS THE OFFER.

     As set forth in Section 3 of the Offer to Purchase, dated May 5, 2006, you should use this notice of guaranteed delivery (or a facsimile of it) to accept the Offer (as defined herein) if:

     (a) your share certificates are not immediately available or you cannot deliver certificates representing shares of common stock, par value $1.00 per share (the “Shares”), including the associated Series A Junior Preferred Stock Purchase Rights (the “Rights”) of Engelhard Corporation, a Delaware corporation (“Engelhard”), prior to the “Expiration Date” (as defined in Section 1 of the Offer to Purchase); or

     (b) the procedure for book-entry transfer cannot be completed before the Expiration Date (as specified in Section 1 of the Offer to Purchase); or

     (c) time will not permit a properly completed and duly executed Letter of Transmittal and all other required documents to reach the depositary referred to below before the Expiration Date.

     You may deliver this notice of guaranteed delivery (or a facsimile of it), signed and properly completed, by hand, mail, overnight courier or facsimile transmission so that the depositary receives it before the Expiration Date. See Section 3 of the Offer to Purchase and Instruction 2 to the Letter of Transmittal.

The depositary for the Offer is:

Mellon Investor Services LLC

By registered mail:	By hand:	By overnight courier:

Mellon Investor Services LLC	Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Reorganization Dept.	Attn: Reorganization Dept.	Attn: Reorganization Dept.
P.O. Box 3301	120 Broadway, 13th Floor	480 Washington Boulevard
South Hackensack, NJ 07606	New York, NY 10271	Mail Drop–Reorg
Jersey City, NJ 07310

By Facsimile Transmission:
Mellon Investor Services LLC
Attn: Reorganization Dept.
(201) 680-4626

Confirm Receipt by Telephone:
(201) 680-4860

     Delivery of this notice of guaranteed delivery to an address other than those shown above or transmission of instructions via the facsimile number other than the one listed above does not constitute a valid delivery. Deliveries to Engelhard, to the dealer managers for the Offer or to the information agent for the Offer will not be forwarded to the depositary and therefore, will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the Letter of Transmittal) will not constitute valid delivery to the depositary.

     You cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Engelhard Corporation, a Delaware corporation (“Engelhard”), the above-described shares of Engelhard’s common stock, par value $1.00 per share (the “Shares”), including the associated Series A Junior Preferred Stock Purchase Rights (the “Rights”) issued under the Rights Agreement, dated as of October 1, 1998, between Engelhard and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 5, 2006, and in the related Letter of Transmittal, as they may be amended and supplemented from time to time. Engelhard is inviting its stockholders to tender their Shares at $45.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer. Unless the associated Rights are redeemed prior to the expiration of the Offer, a tender of any Shares will also constitute a tender of the associated Rights. Engelhard will not pay any separate consideration for the Rights.

Number of Shares Being Tendered Hereby: ____________ Shares

CONDITIONAL TENDER
(See Instruction 9 of the Letter of Transmittal)

     A tendering stockholder may condition such stockholder’s tender of any Shares upon the purchase by Engelhard of a specified minimum number of the Shares such stockholder tenders, as described in Section 6 of the Offer to Purchase. Unless Engelhard purchases at least the minimum number of Shares you indicate below pursuant to the terms of the Offer, Engelhard will not purchase any of the Shares tendered below. It is the tendering stockholder’s responsibility to calculate that minimum number, and we urge each stockholder to consult his or her own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of Shares that Engelhard must purchase if Engelhard purchases any Shares, Engelhard will deem your tender unconditional.

      [   ] The minimum number of Shares that Engelhard must purchase if Engelhard purchases any Shares, is: ________ Shares.

     If, because of proration, Engelhard will not purchase the minimum number of Shares that you designate, Engelhard may accept conditional tenders by random lot, if necessary to purchase the number of Shares sought in the Offer. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares. To certify that you are tendering all of the Shares you own, check the box below.

     [   ] The tendered Shares represent all Shares held by the undersigned.

STOCKHOLDERS COMPLETE ANDS SIGN BELOW

          Please type or print

Certificate No.(s) (if available):	Signature(s) of Stockholder(s):

Date:

Date:

Date:

Name(s) of Stockholders:	Area Code & Phone No.	Address(es) of Stockholders:

If Shares will be tendered by book-entry transfer provide the following information:

Name of Tendering Institution:	Account No.

GUARANTEE
(Not to be used for Signature Guarantee)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Guarantor Institution”) guarantees the delivery of the Shares tendered hereby to the depositary, in proper form for transfer, or a confirmation that the Shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the depositary’s account at the book-entry transfer facility, together with a properly completed and duly executed Letter of Transmittal and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

Name of Firm:	Name of Firm:

Authorized Signature:	Authorized Signature:

Name:	Name:

Title:	Title:

Address:	Address:

Zip Code:	Zip Code:

Area Code and Telephone Number:	Area Code and Telephone Number:

Dated:	Dated:

____________________________________________, 2006	____________________________________________, 2006

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.

SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.